    As filed with the Securities and Exchange Commission on February 10, 2003
                                                           Registration No. 333-
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D. C. 20549

                             ----------------------

                                    FORM S-8

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                             ----------------------

                       HUTCHINSON TECHNOLOGY INCORPORATED
             (Exact name of Registrant as specified in its charter)

               MINNESOTA                                          41-0901840
    (State or other jurisdiction of                           (I.R.S. employer
     incorporation or organization)                          identification no.)

         40 WEST HIGHLAND PARK                                      55350
         HUTCHINSON, MINNESOTA                                    (Zip code)
(Address of principal executive offices)

                       HUTCHINSON TECHNOLOGY INCORPORATED
                               1996 INCENTIVE PLAN
                            (Full title of the plan)

                                John A. Ingleman
              Vice President, Chief Financial Officer and Secretary
                              40 West Highland Park
                           Hutchinson, Minnesota 55350
                     (Name and address of agent for service)

   Telephone number, including area code, of agent for service: (320) 587-3797

                             ----------------------

                                    copy to:

                              Peggy S. Abram, Esq.
                               Faegre & Benson LLP
                             2200 Wells Fargo Center
                             90 South Seventh Street
                          Minneapolis, Minnesota 55402
                                 (612) 766-7000
                               Fax (612) 766-1600

                             ----------------------

                         CALCULATION OF REGISTRATION FEE

================================================================================================================
                                                                              Proposed
                                                        Proposed               maximum
       Title of                  Amount                  maximum              aggregate             Amount of
     securities to                to be              offering price            offering            registration
     be registered             registered             per share (1)           price (1)                fee
----------------------------------------------------------------------------------------------------------------
     Common Stock,
    $.01 par value           750,000 shares              $22.46              $16,845,000            $1,549.74
================================================================================================================


(1) Estimated solely for the purpose of the registration fee pursuant to Rule 457(h)(1) based on the average of the high and low sales prices per share of the Registrant's Common Stock on February 5, 2003 as reported on the Nasdaq National Market.

================================================================================

                                EXPLANATORY NOTE

         This Registration Statement on Form S-8 is being filed for the purpose of registering an additional 750,000 shares of the Registrant's Common Stock to be issued pursuant to the Registrant's 1996 Incentive Plan, as amended (the "Plan"). In accordance with Section E of the General Instructions to Form S-8, the Registration Statement on Form S-8 previously filed with the Commission relating to the Plan (File No. 333-33165) is incorporated by reference herein.


                                    EXHIBITS

         Exhibit             Description

         5        Opinion of Faegre & Benson LLP

         23.1 Consent of Faegre & Benson LLP (contained in Exhibit 5 to this Registration Statement)

         23.2     Consent of Deloitte & Touche LLP

         23.3     Notice Regarding Consent of Arthur Andersen LLP

         24 Powers of Attorney (included on page II-1 of this Registration Statement)

         99 Hutchinson Technology Incorporated 1996 Incentive Plan, as amended(1)

------------------------
(1) Incorporated by reference to Exhibit A to the Registrant's Definitive Proxy Statement on Schedule 14A for the Annual Meeting of Shareholders held on January 29, 2003, File No. 0-14709.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the undersigned Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Hutchinson, State of Minnesota, on the 10th day of February, 2003.


                                  HUTCHINSON TECHNOLOGY INCORPORATED
                                  (Registrant)


                                  By    /s/ John A. Ingleman
                                        ----------------------------------------
                                            John A. Ingleman
                                            Vice President, Chief Financial
                                            Officer and Secretary


                                POWER OF ATTORNEY


         Each of the undersigned hereby appoints Wayne M. Fortun and John A. Ingleman, and each of them (with full power to act alone), as attorneys and agents for the undersigned, with full power of substitution, for and in the name, place and stead of the undersigned, to sign and file with the Securities and Exchange Commission under the Securities Act of 1933, as amended, any and all amendments and exhibits to this Registration Statement and any and all applications, instruments and other documents to be filed with the Securities and Exchange Commission pertaining to the registration of the securities covered hereby, with full power and authority to do and perform any and all acts and things whatsoever requisite and necessary or desirable.


         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities indicated on the 10th day of February, 2003.





                        NAME                                                            TITLE
----------------------------------------------------             ----------------------------------------------------

             /s/  Wayne M. Fortun
----------------------------------------------------               President, Chief Executive Officer (Principal
                  Wayne M. Fortun                                     Executive Officer) and Director

             /s/  John A. Ingleman
----------------------------------------------------               Vice President and Chief Financial Officer
                  John A. Ingleman                                    (Principal Financial Officer and Principal
                                                                      Accounting Officer)
             /s/  Jeffrey W. Green
----------------------------------------------------                     Chairman of the Board and Director
                  Jeffrey W. Green


             /s/  W. Thomas Brunberg
----------------------------------------------------                                  Director
                  W. Thomas Brunberg


             /s/  Archibald Cox, Jr.
----------------------------------------------------                                  Director
                  Archibald Cox, Jr.


             /s/  Russell Huffer
----------------------------------------------------                                  Director
                  Russell Huffer


             /s/  R. Frederick McCoy, Jr.
----------------------------------------------------                                  Director
                  R. Frederick McCoy, Jr.


             /s/  William T. Monahan
----------------------------------------------------                                  Director
                  William T. Monahan


             /s/  Richard B. Solum
----------------------------------------------------                                  Director
                  Richard B. Solum

                                INDEX TO EXHIBITS

                                                                                                       Method
   Exhibit                                       Description                                          of Filing
   -------                                       -----------                                          ---------
5              Opinion of Faegre & Benson LLP.................................................  Filed Electronically

23.1           Consent of Faegre & Benson LLP
               (contained in its opinion filed as Exhibit 5 to this Registration Statement)

23.2           Consent of Deloitte & Touche LLP...............................................  Filed Electronically

23.3           Notice Regarding Consent of Arthur Andersen LLP................................  Filed Electronically

24             Powers of Attorney
               (included on page II-1 of this Registration Statement)

99             Hutchinson Technology Incorporated 1996 Incentive Plan, as amended(1)..........  Incorporated by
                                                                                                Reference

------------------------
(1) Incorporated by reference to Exhibit A to the Registrant's Definitive Proxy Statement on Schedule 14A for the Annual Meeting of Shareholders held on January 29, 2003, File No. 0-14709.